                                 Amendment No. 1
                                       To
                      Agreement and Plan of Reorganization

     This Amendment No1 to the Agreement and Plan of Reorganization dated as of
November 15, 2004 ("Original Agreement") between TAG Entertainment, Inc., Power
Marketing, Inc. and PMKT Subsidiary Corp. is entered into as of October 29,
2004.

     For good and valuable consideration, the Parties hereby agree as follows:

     1. Reference is made to the Original Agreement. The parties hereby amend and modify the Original Agreement and specifically Section 2(d)(2) thereof, to provide that it shall be a condition to closing that not more than 2% of the outstanding shares of TAG Entertainment, Inc. shall exercise their dissenters rights under Section 1300 and sequential under the California General
Corporation Law. The parties may, in their discretion, waive such condition in whole or in part.

     2. The reference in Section 2(c) (1) to the number 23,900,000 shares of
PMKT Common Stock to be received by the holders of TAG Common Stock is hereby reduced to 21,450,000 shares. Further, the exchange ratio shall include all outstanding shares of TAG Common Stock and the outstanding warrants of TAG.

     3. Al other terms and conditions of the Original Agreement shall remain in full force and effect.

     The parties have duly authorized and executed this Agreement as of October
29, 2004.

POWER MARKETING, INC.                 PMKT SUBSIDIARY CORP.

By:                                   By:
   ---------------------------           ---------------------------------------
John Furlong                          John Furlong
President                             President

TAG ENTERTAINMENT, INC.

By:
Steve Austin, President, Chief Executive Officer